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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 22, 2004

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its chapter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311—10th Street Golden, Colorado		80401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 303.279.6565

Not Applicable
(Former name or former address, if changed since last report)

PART II. OTHER INFORMATION

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On July 22, 2004, Adolph Coors Company issued a press release announcing it had entered into an agreement to combine its business with Molson Inc. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLPH COORS COMPANY (Registrant)
Date: July 22, 2004	/s/ RONALD A. TRYGGESTAD (Ronald A. Tryggestad, Controller and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Adolph Coors Company dated July 22, 2004, reporting Adolph Coors Company had entered into an agreement to combine its business with Molson Inc.

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PART II. OTHER INFORMATION
  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
SIGNATURES
EXHIBIT INDEX